Exhibit 99.1

For Immediate Release

For more information, contact:

Darin Janecek, Chief Financial Officer

ARI Network Services, Inc.
Phone: (414) 973-4300

Email: Darin.Janecek@arinet.com

Investor Contact:

Joe Dorame, Robert Blum, Joe Diaz

Lytham Partners, LLC

Phone: (602) 889-9700

Email: aris@lythampartners.com

ARI Announces Debt Refinancing and Commercial Banking Relationship with Silicon Valley Bank

New Banking Relationship Aligns Credit Facilities with Corporate Growth Strategy

Milwaukee, Wis., April 26, 2013 – ARI Network Services, Inc. (OTCBB:ARIS),  a leader in creating, marketing, and supporting SaaS and DaaS solutions that connect consumers, dealers, distributors, and manufacturers in selected vertical markets, announced today the closing of new senior secured credit facilities with Silicon Valley Bank.  The new credit facilities are structured to help ARI better facilitate its growth strategies.

Under terms of the agreement, the Company refinanced its existing $2.7 million term loan and $1.5 million revolving credit facility with Fifth Third Bank and its existing $700,000 term loan with a shareholder. The principal amount of the new term loan is $4.5 million, and will be repaid in quarterly installments through February 1, 2018.  The Company may borrow an additional $3 million under the terms of the revolving credit facility, subject to certain limitations as set forth in the agreement.  The revolving credit facility matures on April 26, 2015.

“We have been seeking a banking partner that understands the software as a service business and can be a long term partner as we grow ARI. We are very excited about our new relationship with Silicon Valley Bank as we believe they are the leader in providing banking services to growing technology companies,” said Roy W. Olivier, Chief Executive Officer of ARI.  “The increase in availability under the revolving credit facility as well as the tiered principal repayments under the term loan will provide the funds to continue to invest in our growth strategy while we continue to integrate our recent acquisitions.”

”It’s with great enthusiasm that we are kicking off a new relationship with the ARI team,” said Mike Kohnen, Managing Director for Silicon Valley Bank in the Midwest. “We are dedicated to finding ways to provide financing for innovative companies like ARI that are creating new business models that require creative thinking. We look forward to our partnership with ARI as it continues to grow and meet its goals.”

About ARI

ARI Network Services, Inc. (“ARI”) creates award-winning software-as-a-service (“SaaS”) and data-as-a-service (“DaaS”) solutions that help equipment manufacturers, distributors and dealers in selected vertical markets Sell More Stuff!™ – online and in-store. Our innovative products are powered by a proprietary library of enriched original equipment and aftermarket content that spans more than 10.5 million active part and accessory SKUs, 469,000 models and $1.7 billion in retail product value.  We remove the complexity of selling and servicing new and used inventory, parts, garments, and accessories (“PG&A”) for customers in automotive tire and wheel, powersports, outdoor power equipment, marine, RV and white goods industries. More than 22,000 equipment dealers, 195 distributors and 140 manufacturers worldwide leverage our web and eCatalog platforms to Sell More Stuff!™. For more information on ARI, please visit the company's investor relations website at www.investor.arinet.com.

About Silicon Valley Bank

Silicon Valley Bank is the premier bank for technology, life science, cleantech, venture capital, private equity and premium wine businesses. SVB provides industry knowledge and connections, financing, treasury management, corporate investment and international banking services to its clients worldwide through 28 U.S. offices and six international operations.  (Nasdaq: SIVB) www.svb.com.

Silicon Valley Bank is the California bank subsidiary and the commercial banking operation of SVB Financial Group. Banking services are provided by Silicon Valley Bank, a member of the FDIC and the Federal Reserve System. SVB Financial Group is also a member of the Federal Reserve System.

Forward-Looking Statements

Statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. The forward-looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning. Forward-looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flow. The forward-looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the Company’s annual report on Form 10-K for fiscal year ended July 31, 2012, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.